Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bank of America Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	56-0906609
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

Bank of America Corporate Center	28255
100 North Tryon Street	(Zip Code)
Charlotte, North Carolina
(Address of Principal Executive Offices)

Bank of America Corporation Key Employee Stock Plan
(Full Title of the Plan)

PAUL J. POLKING, ESQ.
General Counsel
Bank of America Corporation
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255
(Name and Address of Agent for Service)

1.800.299.2265
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (1)

Common Stock	40,000,000 shares	$60.19	$2,407,600,000	$221,500

(1)
Pursuant to Rule 457(h)(1), the proposed maximum offering price per unit, proposed maximum aggregate offering price and registration fee are based upon a weighted average exercise price of $60.19 per share.

STATEMENT UNDER GENERAL INSTRUCTION E
REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which Registration Statements on Form S-8 relating to the Bank of America Corporation Key Employee Stock Plan are effective. Accordingly, pursuant to General Instruction E to Form S-8, Bank of America Corporation (the “Registrant”) hereby incorporates by reference herein the contents of such Registration Statements on Form S-8 (Registration Nos. 33-60695, 333-58657 and 333-53664) and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents, which have been heretofore filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein:

        (a)    The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001;

        (b)    The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, and Current Reports on Form 8-K filed since January 1, 2002; and

        (c)    The description of the Registrant’s Common Stock contained in its registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description, including the Registrant’s Current Report on Form 8-K filed September 28, 1998.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment hereto that either indicates that all securities offered hereby have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Registrant will provide without charge to each participant in the Bank of America Corporation Key Employee Stock Plan, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be addressed to: Bank of America Management Stock Plans, 388 Greenwich Street, NY1-601-01-01, 18th Floor, New York, NY 10013. To obtain information by telephone, domestic associates may call the Personnel Center at 800.556.6044, select the option for “All Other Benefits,” then follow the prompts to “Stock Options.” Associates outside the United States should dial the access code for their country, then 877.825.6902; and Taiwan associates should dial access code 0080.10288.0, and then 877.480.3728.

Item 8.    Exhibits.

The following exhibits are filed with or incorporated by reference in this Registration Statement.

Exhibit No.	Description of Exhibit
5.1	Opinion of Paul J. Polking, Esq., General Counsel of the Registrant, as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Paul J. Polking, Esq., General Counsel of the Registrant (included in Exhibit 5.1).

24.1	Power of Attorney and Certified Resolution.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on January 30, 2003.

BANK OF AMERICA CORPORATION

By:    /s/    Kenneth D. Lewis

        Kenneth D. Lewis
        Chairman and
        Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth D. Lewis Kenneth D. Lewis	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	January 30, 2003

*/s/ James H. Hance, Jr. James H. Hance, Jr.	Vice Chairman, Chief Financial Officer and Director (Principal Financial Officer)	January 30, 2003

*/s/ Marc D. Oken Marc D. Oken	Executive Vice President and Principal Financial Executive (Principal Accounting Officer)	January 30, 2003

John R. Belk	Director	January , 2003

*/s/ Charles W. Coker Charles W. Coker	Director	January 30, 2003

*/s/ Frank Dowd, IV Frank Dowd, IV	Director	January 30, 2003

*/s/ Kathleen F. Feldstein Kathleen F. Feldstein	Director	January 30, 2003

Paul Fulton	Director	January 30, 2003

*/s/ Donald E. Guinn Donald E. Guinn	Director	January 30, 2003

*/s/ Walter E. Massey Walter E. Massey	Director	January 30, 2003

C. Steven McMillan	Director	January , 2003

Patricia E. Mitchell	Director	January , 2003

*/s/ O. Temple Sloan, Jr. O. Temple Sloan, Jr.	Director	January 30, 2003

*/s/ Meredith R. Spangler Meredith R. Spangler	Director	January 30, 2003

Ronald Townsend	Director	January , 2003

*/s/ Jackie M. Ward Jackie M. Ward	Director	January 30, 2003

*/s/ Virgil R. Williams Virgil R. Williams	Director	January 30, 2003

*By:	/s/ Charles M. Berger
Charles M. Berger
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1	Opinion of Paul J. Polking, Esq., General Counsel of the Registrant, as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Paul J. Polking, Esq., General Counsel of the Registrant (included in Exhibit 5.1).

24.1	Power of Attorney and Certified Resolution.